EXHIBIT 10.53

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of April 1, 1998 (this "Agreement"), between HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), and ANTHONY J. TANNER, a resident of Birmingham, Alabama (the "Executive").


                              W I T N E S S E T H:
                               - - - - - - - - - -


     WHEREAS, the Company provides comprehensive rehabilitative, clinical, diagnostic and surgical healthcare services;

     WHEREAS, the Executive is a founder of the Company and serves as Executive Vice President-Administration and Secretary of the Company and as a member of its Board of Directors; and

     WHEREAS, the Company wishes to assure itself of the continued services of the Executive so that it will have the continued benefit of his ability, experience and services, and the Executive is willing to enter into an agreement to that end, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

     1. EMPLOYMENT

     The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company, on and subject to the terms and conditions of this Agreement.

     2. TERM

     (a) The period of this Agreement (the "Agreement Term") shall commence as of the date hereof (the "Effective Date") and shall expire on the third anniversary of the Effective Date. The Agreement Term shall be automatically extended for an additional year on each anniversary of the Effective Date, unless written notice of non-extension is provided by either party to the other party at least 90 days prior to such anniversary.

     (b) The period of the Executive's employment under this Agreement (the "Employment Period") shall commence as of the Effective Date and shall expire at the end of the Agreement Term, unless sooner terminated in accordance with the terms and conditions of this Agreement.

     3. POSITION, DUTIES AND RESPONSIBILITIES

     (a) The Executive shall serve as, and with the title, office and authority of, the Executive Vice President-Administration and Secretary of the Company and as a member of the Board of Directors of the Company (the "Board") and shall report directly to the Chairman of the Company. The Company shall use its best efforts to cause the Executive to be nominated and

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elected (or renominated and reelected, as the case may be) during the Employment
Period as a director of the Company.

     (b) The Executive shall have all of the powers, authority, duties and responsibilities usually incident to the positions and offices of Executive Vice President-Administration and Secretary of the Company.

     (c) The Executive agrees to devote substantially all of his business time, efforts and skills to the performance of his duties and responsibilities under this Agreement; provided, however, that nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for (i) participating in professional, educational, philanthropic, public interest, charitable, social or community activities, (ii) serving as a director or member of an advisory committee of any corporation or other entity that the Executive is serving on as of the Effective Date or any other corporation or entity that is not in direct competition with the Company or (iii) managing his personal investments, provided that such activities do not materially interfere with the Executive's regular performance of his duties and responsibilities hereunder.

     4. PLACE OF PERFORMANCE

     The Executive shall perform his duties at the principal offices of the Company located at One HealthSouth Parkway, Birmingham, Alabama, but from time to time the Executive may be required to travel to other locations in the proper conduct of his responsibilities under this Agreement.

     5. COMPENSATION AND BENEFITS

     In consideration of the services rendered by the Executive during the Employment Period, the Company shall pay or provide to the Executive the amounts and benefits set forth below.

     (a) Salary. The Company shall pay the Executive an annual base salary (the "Base Salary") of at least $375,000. The Executive's Base Salary shall be paid in arrears in substantially equal installments at monthly or more frequent intervals, in accordance with the normal payroll practices of the Company. The Executive's Base Salary shall be reviewed at least annually by the Compensation Committee of the Board (the "Compensation Committee") for consideration of appropriate merit increases and, once established, the Base Salary shall not be decreased during the Employment Period.

     (b) Incentive Plans. The Executive shall participate in all annual and long-term bonus or incentive plans or arrangements in which other senior executives of the Company of a comparable level are eligible to participate from time to time, including, without limitation, any management bonus pool arrangement. The Executive's incentive compensation opportunities under such plans and arrangements shall be determined from time to time by the Compensation Committee.

     (c) Equity Incentives. The Executive shall be given consideration, at least annually, by the Compensation Committee for the grant of options to purchase shares of the common stock of the Company. In addition, the Executive shall be entitled to receive awards under any stock option, stock purchase or equity-based incentive compensation plan or arrangement adopted by the Company from time to time for which senior executives of the Company of a comparable level are eligible to participate. The Executive's awards under such plans and arrangements shall be determined from time to time by the Compensation Committee.

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     (d) Employee  Benefits.  The Executive  shall be entitled to participate in all employee benefit plans, programs, practices or arrangements of the Company in which other senior executives of the Company of a comparable level are eligible to participate from time to time, including, without limitation, any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, and any medical, dental, health and welfare plans. Without limiting the generality of the foregoing, the Company shall provide the Executive with the following:

          (i) long-term disability insurance coverage paying benefits equal to at least 60% of the Executive's Base Salary for the duration of any permanent and total disability of the Executive;

          (ii) continued provision of split-dollar life insurance coverage; and

          (iii) provision of the pension benefits provided under a non-qualified retirement plan for the Executive, a summary of the terms of which is attached hereto as Exhibit A.

     (e) Fringe Benefits and Perquisites. The Executive shall be entitled to continuation of all fringe benefits and perquisites provided to the Executive on the Effective Date, and to all fringe benefits and perquisites which are generally made available to senior executives of the Company of a comparable level from time to time. Without limiting the generality of the foregoing, the Company shall provide the Executive with the following:

          (i) provision of executive offices and secretarial staff;

          (ii) vacation in accordance with the Company's policy for other senior executives of a comparable level;

          (iii) provision of a non-accountable automobile allowance in an amount to be determined from time to time by the Board of Directors; and

          (iv) reimbursement of all reasonable travel and other business expenses and disbursements incurred by the Executive in the performance of his duties under this Agreement, upon proper accounting in accordance with the Company's normal practices and procedures for reimbursement of business expenses.

     6. TERMINATION OF EMPLOYMENT

     The Employment Period will be terminated upon the happening of any of the following events:

     (a) Resignation. The Executive may voluntarily terminate his employment hereunder for any reason at any time.

     (b) Termination for Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Executive shall be considered to be terminated for "Cause" only if (i) the Executive is found, by a non-appealable order of a court or competent jurisdiction, to be guilty of a felony under the laws of the United States or any state thereof or
(ii) the Executive is found, by a non-appealable order of a court of competent jurisdiction, to have committed a fraud, which has a material adverse effect on the Company. However, in no event shall the Executive's employment be considered to have been terminated for

"Cause" unless and until the Executive receives a copy of a resolution duly adopted by the affirmative vote of a majority of the Board at a meeting called and held for such purpose (after reasonable written notice is provided to the Executive setting forth in reasonable detail the facts and circumstances claimed to provide a basis of termination for Cause and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that the Executive is guilty of acts or omissions constituting Cause.

     (c) Termination other than for Cause. The Board shall have the right to terminate the Executive's employment hereunder for any reason at any time, including for any reason that does not constitute Cause, subject to the consequences of such termination as set forth in this Agreement.

     (d) Disability. The Executive's employment hereunder shall terminate upon his Disability. For purposes of this Agreement, "Disability" shall mean the inability of the Executive to perform his duties to the Company on account of physical or mental illness for a period of six consecutive full months, or for a period of eight full months during any 12-month period. The Executive's employment shall terminate in such a case on the last day of the applicable period; provided, however, in no event shall the Executive be terminated by reason of Disability unless (i) the Executive is eligible for the long-term disability benefits set forth in Section 5(d)(i) hereof and (ii) the Executive receives written notice from the Company, at least 30 days in advance of such termination, stating its intention to terminate the Executive for reason of Disability and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

     (f) Death. The Executive's employment hereunder shall terminate upon his death.

     7. COMPENSATION UPON TERMINATION OF EMPLOYMENT

     In the event the Executive's employment by the Company is terminated during the Agreement Term, the Executive shall be entitled to the severance benefits set forth below:

     (a) Resignation. In the event the Executive voluntarily terminates his employment hereunder for any reason, the Company shall pay and provide the Executive any Accrued Rights (as defined in paragraph (c) below).

     (b) Termination for Cause. In the event the Executive's employment hereunder is terminated by the Company for Cause, the Company shall pay and provide to the Executive any Accrued Rights (as defined in paragraph (c) below).

     (c) Termination other than for Cause, Disability or Death. In the event the Executive's employment hereunder is terminated by the Company for any reason other than for Cause, Disability or death, the Company shall pay the Executive and provide him with the following:

          (i) Accrued Rights. The Company shall pay the Executive a lump-sum amount equal to the sum of (A) his earned but unpaid Base Salary through the date of termination, (B) any earned but unpaid bonus for any completed calendar year, (C) pro-rata payment of any bonus (based on the bonus paid or payable to Executive for the most recently completed calendar year) for any partial year or period of service through the date of termination and
     (D) any unreimbursed business expenses or other amounts due to the Executive from the Company as of the date of termination. In addition, the Company shall provide to the Executive all payments, rights and benefits due as of the date of termination under the terms of the Company's employee and fringe benefit plans, practices, programs and arrangements referred to in Sections

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     5(d) and  5(e)  hereof  (including,  but not  limited  to,  the  retirement benefits set forth on Exhibit A hereto) (together with the lump-sum payment, the "Accrued Rights").

          (ii) Severance Payment. The Company shall provide the Executive with continued payment of the Executive's Base Salary, as in effect on the date of termination, for a period of two years following the Executive's termination, payable at the times and in the manner such Base Salary would have been paid if the Executive had continued in the employment of the Company.

          (iii) Equity Rights. All stock options and other equity-based rights held by the Executive at the date of termination shall become immediately and fully vested and exercisable, and the Executive shall retain the right to exercise all outstanding stock options for the duration of their original full term (without regard to termination of employment) in accordance with the Founder Retirement Benefit Program attached hereto as Exhibit B (the "Founders' Program"). The Company shall forthwith take all necessary steps to amend any relevant stock option plans of the Company and stock option agreements to the extent necessary to allow for the foregoing vesting and term of exercise.

     (d) Disability. In the event the Executive's employment hereunder is terminated by reason of the Executive's Disability, the Company shall pay and provide to the Executive any Accrued Rights, including all disability insurance coverage.

     (e) Death. In the event the Executive's employment hereunder is terminated by reason of the Executive's death, the Company shall pay and provide to the Executive's representatives or estate any Accrued Rights, including all life insurance coverage.

     8. FOUNDERS' BENEFITS

     Upon the Executive's termination of employment hereunder for any reason, and in addition to any severance benefits payable to him under Section 7 hereof, the Company shall treat such termination as a "retirement" for purposes of the Founder's Program, and shall provide the Executive with the benefits outlined in the Founders' Program in recognition of his status as a founder of the Company.

     9. CHANGE IN CONTROL

     (a) Supplemental termination Rights. In the event Executive's termination other than for Cause, Disability or death or in the event of a voluntary termination of employment by the Executive pursuant to Section 6(a) hereof, in either case occurring within one year following a Change in Control, the Company shall pay to the Executive and provide him with the benefits and rights described in Section 7(c) hereof.

     (b) Definition. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred by reason of:

          (i) the acquisition (other than from the Company) by any person, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities

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     Exchange Act of 1934) of 25% or more of either the then-outstanding  shares of the common stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or

          (ii) individuals who, as of the date hereof, constitute the Board (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this Section 9(b)(ii), considered as though such person were a member of the Incumbent Board; or

          (iii) approval by the stockholders of the Company of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 75% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity's then-outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

     10. NO MITIGATION OR OFFSET

     The Executive shall not be required to seek other employment or to reduce any severance benefit payable to him under Section 7, 8 or 9 hereof, and no such severance benefit shall be reduced on account of any compensation received by the Executive from other employment. The Company's obligation to pay severance benefits under this Agreement shall not be reduced by any amount owed by the Executive to the Company.

     11. TAX WITHHOLDING; METHOD OF PAYMENT

     All compensation payable pursuant to this Agreement, shall be subject to reduction by all applicable withholding, social security and other federal, state and local taxes and deductions. Any lump-sum payments provided for in Sections 7 or 9 hereof shall be made in a cash payment, net of any required tax withholding, no later than the fifth business day following the Executive's date of termination. Any payment required to be made to the Executive under this Agreement that is not made in a timely manner shall bear interest at a rate equal to 100% of the monthly compounded applicable federal rate, as in effect under Section 1274(d) of the Internal Revenue Code of 1986, as amended, for the month in which payment was required to be made.

     12. RESTRICTIVE COVENANTS

     (a) Confidential Information. During the Employment Period and at all times thereafter, the Executive agrees that he will not divulge to anyone (other than the Company or any persons employed or designated by the Company) any knowledge or information of a confidential nature relating to the business of the Company or any of its subsidiaries or affiliates, including, without limitation, all types of trade secrets (unless readily ascertainable from public or published information or trade sources) and confidential commercial information, and the Executive further agrees not to disclose, publish or make use of any such knowledge or information without the consent of the Company.

     (b) Noncompetition. During the Employment Period and for any applicable period the Executive is entitled to severance benefits under Section 7(c) hereof following the termination of his employment, the Executive shall not, without the prior written consent of the Company, engage in the comprehensive rehabilitative and related healthcare services business on behalf of any person, firm or corporation within any geographical area in which the Company transacts such business, and the Executive shall not acquire any financial interest (except for an equity interest in publicly-held companies that do not exceed 5% of any outstanding class of equity of that company), in any business that engages in the comprehensive rehabilitative and related healthcare services business within any geographical area in which the Company transacts such business. Notwithstanding the foregoing, upon the occurrence of a Change in Control (whether before or after the termination of the Employment Period), the restrictions of this Section 12(b) shall cease to apply to the Executive for any period following his termination of employment hereunder.

     (c) Enforcement. The Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of this Section 12.

     13. SUCCESSORS

     (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and any person, firm, corporation or other entity which succeeds to all or substantially all of the business, assets or property of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business, assets or property of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business, assets or property as aforesaid which executes and delivers an agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are due and payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive's designated beneficiary or, if there be no such designated beneficiary, to the legal representatives of the Executive's estate.

     14. NO ASSIGNMENT

     Except as to withholding of any tax under the laws of the United States or any other country, state or locality, neither this Agreement nor any right or interest hereunder nor any amount payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind by the Executive or the beneficiaries of the Executive or by his legal representatives without the Company's prior written consent, nor shall there be any right of set-off or counterclaim in respect of any debts or liabilities of the Executive, his beneficiaries or legal representatives; provided, however, that nothing in this Section shall preclude the Executive from designating a beneficiary to receive any benefit payable on his death, or the legal representatives of the Executive from assigning any rights hereunder to the person or persons entitled thereto under his will or, in case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

     15. ENTIRE AGREEMENT

     This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and, except as specifically provided herein, cancels and supersedes any and all other agreements between the parties with respect to the subject matter hereof. Any amendment or modification of this Agreement shall not be binding unless in writing and signed by the Company and the Executive.

     16. SEVERABILITY

     In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

     17. NOTICES

     All notices which may be necessary or proper for either the Company or the Executive to give to the other shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by air courier, to the Executive at:
              Mr. Anthony J. Tanner
              2112 Swan Lake Cove
              Birmingham, Alabama  35243

and shall be sent in the manner described above to the Chief Executive Officer of the Company at the Company's principal executives offices at One HealthSouth Parkway, Birmingham, Alabama 35243, with a copy to the Legal Services Department at the same address or delivered by hand to the Secretary and the Legal Services Department of the Company, and shall be deemed given when sent, provided that any notice required under Section 6 hereof or notice given pursuant to Section 2 hereof shall be deemed given only when received. Any party may by like notice to the other party change the address at which he or they are to receive notices hereunder.

     18. GOVERNING LAW

     This Agreement shall be governed by and enforceable in accordance with the laws of the State of Alabama, without giving effect to the principles of conflict of laws thereof.

     19. LEGAL FEES AND EXPENSES

     To induce the Executive to execute this Agreement and to provide the Executive with reasonable assurance that the purposes of this Agreement will not be frustrated by the cost of its enforcement should the Company fail to perform its obligations under this Agreement or should the Company or any subsidiary, affiliate or stockholder of the Company contest the validity or enforceability of this Agreement, the Company shall pay and be solely responsible for any attorneys' fees and expenses and courts costs incurred by the Executive as a result of a claim that the Company has breached or otherwise failed to perform this Agreement or any provision hereof to be performed by the Company or as a result of the Company or any subsidiary, affiliate or stockholder of the Company contesting the validity or enforceability of this Agreement or any provision hereof to be performed by the Company, in each case regardless of which party, if any, prevails in the contest.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first above written.

                                       EXECUTIVE


                                       /s/ ANTHONY J. TANNER
                                       ------------------------------
                                       Anthony J. Tanner


                                       HEALTHSOUTH Corporation

                                       By   /s/ RICHARD M. SCRUSHY
                                          ---------------------------
                                            Richard M. Scrushy
                                            Chairman of the Board and
                                            Chief Executive Officer

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                                                                       EXHIBIT A

                             HEALTHSOUTH CORPORATION

                            EXECUTIVE RETIREMENT PLAN
                              FOR ANTHONY J. TANNER


                                          Summary of Terms(2)
                                          -------------------

Retirement Benefits:          In consideration of Executive's role as a founder,
                              his service to HEALTHSOUTH since its formation and in lieu of the benefits and compensation offered through full-time employment as Executive Vice
                              President, Administration and Secretary, Executive shall be entitled to the benefits described below upon his retirement from active employment with HEALTHSOUTH and continuing until he reaches the age of 72 (as more specifically set forth below).
                              In addition, in recognition of the Executive's founder status, HEALTHSOUTH shall provide the Executive with suitable office and secretarial support within the corporate headquarters for a period of up to 10 years following his retirement.

Benefit Formula:              Annual  retirement  benefit  equal  to 60% of Base
                              Compensation  (defined below) at Normal Retirement
                              Age

Base Compensation:            Average Base Salary and bonus of Executive for the
                              highest four of the five most recently completed calendar years of service with HEALTHSOUTH

Vesting: Fully vested at all times, such that all benefits payable as set forth in this Exhibit A will be payable upon Executive's termination for any reason from and after January 23, 1999 (the date on which Executive will have completed fifteen consecutive years of service with HEALTHSOUTH). There can be no breach of this retirement plan by the Executive except for violation of Section 12(b) of the Employment Agreement. This consideration is fully earned by the Executive and HEALTHSOUTH has no right under any circumstances to discontinue any payments or other benefits under this plan.

Payment of Benefits:          The annual  retirement  benefits payable hereunder
                              will be adjusted  annually for inflation (based on
                              the  Consumer  Price Index) and will be paid until
                              Executive  reaches  the age of 65.  From and after
                              the date on which Executive  reaches the age of 65
                              and  continuing  until he  reaches  the age of 72,
                              Executive   will  be   entitled  to  40%  of  Base
                              Compensation  (as  adjusted  for  inflation).   If
                              HEALTHSOUTH fails to provide payment in accordance with the selected schedule and remains delinquent for a period of 10 business days following receipt of written notice from the Executive (made in accordance with Section 17 of the Employment
                              Agreement), HEALTHSOUTH shall pay a penalty equal to three times the amount owed.

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     (2)  All  defined  terms  shall  have  the  meanings  given  to them in the
Employment Agreement to which this Exhibit A is a part, and all determinations shall be made in accordance with the terms and provisions hereof.

Alternative Forms of Payment: Unless  Executive  chooses one of the  alternative forms of payment listed below, payment of this retirement benefit will be in accordance with the normal payroll practices. Executive may choose one of the following alternative forms of payment:

                                  o Single Life Annuity
                                  o Single Life  Annuity with10 year  guarantee
                                  o Joint and  Survivor  Annuity (50% or 100%)
                                  o Lump Sum
                                  o Payment  of  present  value   of  retirement
                                    benefits in 5 equal annual installments

Death Benefit:                For death  prior to reaching  age 72,  Executive's
                              estate   will   continue  to  receive  the  annual
                              retirement benefits payable to Executive hereunder
                              (as if Executive had not died) for a period of 5 years.

Unfunded Status:              Plan  is  an  unfunded,  unsecured  obligation  of
                              HEALTHSOUTH, but HEALTHSOUTH may elect to fund on a tax-neutral basis to Executive

                                                                       EXHIBIT B

                       FOUNDER RETIREMENT BENEFITS PROGRAM

     In recognition of the significant contributions of the management founders of HEALTHSOUTH Corporation, upon their retirement from the Corporation, the Corporation shall provide the following benefits to each of them for the remainder of their natural life or until their written election to cease receiving them:

o Health Benefits. The Corporation will extend its regular Employee Health Benefit Program, as it may exist from time to time, to cover the retired founder, and his spouse, for the remainder of their natural lives, with the founder continuing to bear the cost of dependent coverage. When the individuals become eligible for the Medicare program, or any other such government-funded health benefit, the HEALTHSOUTH benefit program will become the individual's secondary coverage.

o Insurance. The Corporation will allow the retired founder to continue to participate in any of the Company's voluntary insurance programs, as they may exist from time to time, until age 72.

o Split-Dollar Policy. The Corporation will continue to pay the premiums on the retired founder's existing split-dollar life insurance policies (or any policies issued in substitution therefor) until such founder reaches age 65 or until the policies are fully paid, whichever comes first.

o Stock Options. The Corporation will waive the normal option termination period for the retired founder, so that all vested option grants will continue for the term of the original grant period.

o Travel. The Corporation will allow the retired founder to utilize the Corporation's travel department to make personal travel arrangements. In addition, the retired founder will also be able to use the Corporation's aircraft, at no cost, if the aircraft is already scheduled for the trip and there are seats available. Otherwise, the retired founder will be allowed to use the Corporation's aircraft at the standard use rate, including direct and indirect expenses.